Exhibit 99.1

Bar Harbor Bankshares Reports Strong Second Quarter Results
While Completing Systems Conversion

BAR HARBOR, MAINE - July 27, 2017 -- Bar Harbor Bankshares (NYSE: BHB) reported second quarter 2017 net income of $6.6 million, or 42 cents per share. Core earnings totaled $8.1 million, or 52 cents per share. Net income increased 56% over the prior quarter and core earnings increased 21% reflecting the strength of the expanded operations. Merger-related and systems conversion costs in the second quarter of 2017 totaled $0.10 per share (after-tax).

SECOND QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	11% increase in net interest income

•	10% increase in fee income

•	20 bps improvement in core ROA to .94% (non-GAAP measure)

•	56.0% efficiency ratio (non-GAAP measure)

•	7.1% annualized deposit growth

•	0.22% non-performing loans to total loans

President and Chief Executive Officer, Curtis C. Simard stated, “The second quarter results are reflective of the momentum and drive we experienced across all our markets. We remain focused on executing profitability strategies while maintaining our commitment to our communities. Not only did we experience strong and disciplined improvement in all performance metrics, we successfully completed our systems conversion on time and according to plan. This has been an active quarter in every way, and I am proud of what our teams have accomplished. It is a direct reflection of our commitment and what defines our culture.”

Mr. Simard further stated “We continue to strengthen our balance sheet by delivering positive operating leverage through revenue diversification and maximizing operational efficiencies. All the while, our commitment to credit risk and asset quality remains a top priority as the second quarter ratio of non-performing loans to total loans came in at a mere 22 basis points.”

RESULTS OF OPERATIONS
GAAP earnings increased to $6.6 million in the second quarter from $4.2 million in the linked quarter driven by higher interest income and fee income, and lower merger related expenses. Core income, which is a non-GAAP measure excluding tax-effected acquisition and system related costs, was $8.1 million in the second quarter compared to $6.2 million in the prior quarter. Second quarter earnings includes a full quarter earnings from the Lake Sunapee Bank Group merger that closed on January 13, 2017. Net interest

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income was affected positively by a 6 basis point increase in net interest spread. The yield on earning assets also benefited from purchase loan accretion.

Total non-interest income increased $0.5 million to $6.6 million compared to $5.9 million in the prior quarter. Trust and investment management fees increased $0.5 million in the current quarter as we continue to leverage the expanded operations from the merger. Customer service fees increased $0.6 million compared to the prior quarter as a result of a higher number of ATM transactions and a full quarter impact from the acquired operations.

Non-interest expense decreased $0.8 million in the current quarter primarily due to lower merger related and system conversion costs. The efficiency ratio (a non-GAAP financial measure) was 56.0% compared to 63.0% in the prior quarter and 60.0% in the second quarter of 2016. This decrease reflects disciplined cost control and execution against anticipated cost saves with the acquisition.

The effective tax was 31.6% in the second quarter compared to 26.0% in the first quarter, reflecting higher pretax income. The first quarter also benefited from a merger related discrete tax adjustment that reduced the quarterly rate based on the revaluation of the Company’s net deferred tax assets to the New Hampshire state rate.

FINANCIAL CONDITION
Total assets measured $3.5 billion at June 30, 2017. While total loan growth was relatively flat due to a large commercial real estate loan payoff just prior to quarter end, total average balances increased for the quarter. Commercial and industrial product lines increased 46.3% from the prior quarter, which are generally variable rate in nature and are favorable in the current interest rate environment.

The Company’s book value per share increased to $22.53 from $22.17 in the first quarter while tangible book value per share, a non-GAAP financial measure, increased to $15.44 from $15.07. The loan to deposit ratio improved to 107% from 109% in the prior quarter primarily due to growth in time deposits as we continue to leverage and deepen the expanded customer base. Asset quality continues to be strong as the ratio of non-accruing loans to total loans decreased to 0.22% from 0.25% in the previous quarter and net charge-offs to total loans remains close to zero at 0.03%.

BACKGROUND
Bar Harbor Bankshares (NYSE MKT: BHB) is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides full service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

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FORWARD LOOKING STATEMENTS
This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included beginning on page J in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, merger costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to merger of Lake Sunapee Bank Group consists primarily of severance and retention cost, systems conversion and integration costs, and professional fees. The Company’s disclosure of organic growth of loans in 2017 is also adjusted for the Lake Sunapee Bank Group merger.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

Marsha Sawyer; EVP, Investor Relations; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended (1)(3)
	Jun 30, 2017 (3)	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
PER SHARE DATA
Net earnings, diluted	$0.42	$0.29	$0.28	$0.40	$0.47
Core earnings, diluted (1) (2)	0.52	0.43	0.41	0.34	0.39
Total book value	22.53	22.17	17.19	18.09	18.27
Tangible book value (2)	15.44	15.07	16.61	17.51	17.67
Market price at period end	30.82	33.08	31.55	24.48	23.40
Dividends	0.187	0.187	0.187	0.183	0.180

PERFORMANCE RATIOS
Return on assets	0.76%	0.50%	0.59%	0.86%	1.04%
Core return on assets (1) (2)	0.94	0.74	0.87	0.73	0.85
Return on equity	7.55	5.34	6.36	8.78	10.67
Core return on equity (1) (2)	9.32	7.88	9.34	7.49	8.72
Core return on tangible equity (1) (2)	13.78	12.24	9.66	7.75	9.03
Net interest margin, fully taxable equivalent (FTE) (4)	3.16	3.11	2.89	2.84	3.04
Net interest margin (FTE), excluding purchased loan accretion (4)	3.02	3.01	2.89	2.84	3.04
Efficiency ratio (2)	0.56	0.63	0.61	0.62	0.6

GROWTH (Year-to-date)
Total commercial loans, (annualized) (2)	(5.4)%	20.0%	14.9%	3.3%	(0.1)%
Total loans, (annualized) (2)	0.7	13.3	15.0	15.0	16.9
Total deposits, (annualized) (2)	7.1	(10.2)	6.5	17.7	11.3

FINANCIAL DATA (In millions)
Total assets	$3,503	$3,427	$1,755	$1,718	$1,688
Total earning assets	3,139	3,139	1,683	1,649	1,608
Total investments	763	767	554	561	559
Total loans	2,377	2,372	1,129	1,088	1,049
Allowance for loan losses	11	11	10	10	10
Total goodwill and intangible assets	109	109	5	5	5
Total deposits	2,213	2,174	1,050	1,034	990
Total shareholders' equity	347	341	157	164	165
Net income	7	4	3	4	4
Core income (4)	8	6	4	3	4

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans (5)	0.03%	0.06%	(0.03)%	(0.03)%	0.03%
Allowance for loan losses/total loans (5)	0.48	0.46	0.92	0.93	0.94
Loans/deposits	107	109	108	105	106
Shareholders' equity to total assets	9.91	9.95	8.93	9.57	9.79
Tangible shareholders' equity to tangible assets (2)	7.01	6.99	8.65	9.29	9.50

(1) Adjusted measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, and gain on sale of securities. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.                                    (2) Non-GAAP financial measure.
(3) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.        (4) Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.            (5) Generally accepted accounting principles require that loans acquired in a business combination be recorded at fair value, whereas loans from business activities are recorded at cost. The fair value of loans acquired in a business combination includes expected loan losses, and there is no loan loss allowance recorded for these loans at the time of acquisition. Accordingly, the ratio of the loan loss allowance to total loans is reduced as a result of the existence of such loans, and this measure is not directly comparable to prior periods. Similarly, net loan charge-offs are normally reduced for loans acquired in a business combination since these loans are recorded net of expected loan losses. Therefore, the ratio of net loan charge-offs to average loans is reduced as a result of the existence of such loans, and this measure is not directly comparable to prior periods. Other institutions may have loans acquired in a business combination, and therefore there may be no direct comparability of these ratios between and among other institutions.

A

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands)	June 30, 2017	March 31, 2017 (1)	December 31, 2016
Assets
Cash and due from banks	$28,112	$29,245	$8,219
Interest-bearing deposit with the Federal Reserve Bank	90,881	12,781	220
Total cash and cash equivalents	118,993	3,385,456	8,439
Securities available for sale, at fair value	718,364	724,224	528,856
Federal Home Loan Bank stock	44,168	42,404	25,331
Total securities	762,532	766,628	554,187
Commercial real estate	738,584	779,635	418,119
Commercial and industrial	350,002	309,995	151,240
Residential real estate	1,160,832	1,155,436	506,612
Consumer	127,229	127,370	53,093
Total loans	2,376,647	2,372,436	1,129,064
Less: Allowance for loan losses	(11,442)	(10,884)	(10,419)
Net loans	2,365,205	2,361,552	1,118,645

Premises and equipment, net	48,590	45,581	23,419
Other real estate owned	122	363	90
Goodwill	100,255	99,901	4,935
Other intangible assets	9,047	9,282	377
Cash surrender value of bank-owned life insurance	57,233	56,627	24,450
Deferred tax asset, net	13,211	14,158	5,990
Other assets	28,223	31,364	14,817
Total assets	$3,503,411	$3,427,483	$1,755,349

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$332,339	$349,896	$98,856
NOW deposits	451,171	242,876	175,150
Savings deposits	360,306	511,091	77,623
Money market deposits	285,312	349,491	282,234
Time deposits	783,876	720,899	416,437
Total deposits	2,213,004	2,174,253	1,050,300

Senior borrowings	872,021	842,150	531,596
Subordinated borrowings	43,063	43,078	5,000
Total borrowings	915,084	885,228	536,596

Other liabilities	28,201	26,954	11,713
Total liabilities	3,156,289	3,086,435	1,598,609

Total common shareholders' equity	347,122	341,048	156,740
Total liabilities and shareholders' equity	$3,503,411	$3,427,483	$1,755,349

Net shares outstanding (2)	15,407	15,385	9,116

(1)	The Company completed the merger with Lake Sunapee Bank Group on January 13, 2017.

(2)	Adjusted for 3-for-2 stock-split March 2017.

B

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

					Organic Annualized Growth % (1) June 30, 2017
(in thousands)	Jun 30, 2017 Balance	Mar 31, 2017 Balance	Acquired Lake Sunapee Bank Balance (2)	Dec 31, 2016 Balance	Quarter End	Year to Date
Commercial real estate	$738,584	$779,635	$345,586	$418,119	(21.1)%	(12.0)%
Commercial and industrial	263,903	236,526	89,259	135,564	46.3%	57.7%
Total commercial loans	1,002,487	1,016,161	434,845	553,683	(5.4)%	5.0%
Residential real estate	1,160,832	1,155,436	652,255	506,612	1.9%	0.8%
Consumer	127,229	127,370	76,489	53,093	(0.4)%	(8.9)%
Tax exempt and other	86,099	73,469	44,611	15,676	68.8%	329.3%
Total loans	$2,376,647	$2,372,436	$1,208,200	$1,129,064	0.7%	7.0%

(1)	Non-GAAP financial measure.

(2)	Acquired Lake Sunapee Bank loans are as of January 13, 2017.

DEPOSIT ANALYSIS

					Organic Annualized Growth % (1) June 30, 2017
(in thousands)	Jun 30, 2017 Balance	Mar 31, 2017 Balance	Acquired Lake Sunapee Bank Balance (2)	Dec 31, 2016 Balance	Quarter End	Year to Date
Demand	$332,339	$349,896	$248,051	$98,856	(20.1)%	(29.5)%
NOW	451,171	242,876	39,999	175,150	343.0%	269.5%
Money market	285,312	349,491	103,142	282,234	(73.5)%	(70.9)%
Savings	360,306	511,091	467,735	77,623	(118.0)%	(476.8)%
Total non-maturity deposits	1,429,128	1,453,354	858,927	633,863	(6.7)%	(20.1)%
Total time deposits	783,876	720,899	291,684	416,437	34.9%	36.4%
Total deposits	$2,213,004	$2,174,253	$1,150,611	$1,050,300	7.1%	2.3%

(1)	Non-GAAP financial measure.

(2)	Acquired Lake Sunapee Bank deposits are as of January 13, 2017.

C

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2017	2016	2017	2016
Interest and dividend income
Loans	$24,226	$10,249	$45,420	$20,332
Securities and other	5,439	4,105	10,430	8,186
Total interest and dividend income	29,665	14,354	55,850	28,518
Interest expense
Deposits	2,539	1,599	4,749	3,176
Borrowings	3,317	1,373	5,920	2,624
Total interest expense	5,856	2,972	10,669	5,800
Net interest income	23,809	11,382	45,181	22,718
Provision for loan losses	736	150	1,531	615
Net interest income after provision for loan losses	23,073	11,232	43,650	22,103
Non-interest income
Trust and investment management fee income	3,324	955	6,188	1,903
Insurance and brokerage service income	327	—	691	—
Customer service fees	1,991	252	3,351	463
Gain on sales of securities, net	—	1,699	—	3,135
Bank-owned life insurance income	386	118	785	343
Other income	530	590	1,489	1,098
Total non-interest income	6,558	3,614	12,504	6,942
Non-interest expense
Salaries and employee benefits	10,127	4,799	20,448	9,816
Occupancy and equipment	3,013	1,152	5,679	2,310
Loss on sales of premises and equipment, net	—	—	95	—
Outside services	716	139	1,313	249
Professional services	489	710	929	834
Communication	290	271	658	364
Amortization of intangible assets	188	1	345	2
Merger expenses	2,459	492	5,571	492
Other expenses	2,764	949	5,341	2,226
Total non-interest expense	20,046	8,731	40,877	16,729

Income before income taxes	9,585	6,115	15,277	12,316
Income tax expense	3,029	1,804	4,510	3,600
Net income	$6,556	$4,311	$10,767	$8,716

Earnings per share:
Basic (1)	$0.43	$0.48	$0.72	$0.97
Diluted (1)	0.42	0.47	0.72	0.96

Weighted average shares outstanding:
Basic (1)	15,393	9,023	14,935	9,023
Diluted (1)	15,506	9,125	15,049	9,125

(1) Adjusted for 3-for-2 stock-split completed in March 2017

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(In thousands, except per share data)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Interest and dividend income
Loans	$24,226	$21,194	$11,026	$10,295	$10,249
Securities and other	5,439	4,991	3,820	3,828	4,105
Total interest and dividend income	29,665	26,185	14,846	14,123	14,354
Interest expense
Deposits	2,539	2,210	1,768	1,755	1,599
Borrowings	3,317	2,603	1,421	1,369	1,373
Total interest expense	5,856	4,813	3,189	3,124	2,972
Net interest income	23,809	21,372	11,657	10,999	11,382
Provision for loan losses	736	795	225	139	150
Net interest income after provision for loan losses	23,073	20,577	11,432	10,860	11,232
Non-interest income
Trust and investment management fee income	3,324	2,864	951	975	955
Insurance and brokerage service income	327	364	—	—	—
Customer service fees	1,991	1,360	188	215	252
Gain on sales of securities, net	—	—	9	1,354	1,699
Bank-owned life insurance income	386	399	163	197	118
Other income	530	959	724	631	590
Total non-interest income	6,558	5,946	2,035	3,372	3,614
Non-interest expense
Salaries and employee benefits	10,127	10,321	5,127	4,832	4,799
Occupancy and equipment	3,013	2,666	1,144	1,156	1,152
Loss on sales of premises and equipment,net	—	95	32	216	—
Outside services	716	597	337	181	139
Professional services	489	440	405	250	710
Communication	290	368	94	128	271
Amortization of intangible assets	188	157	1	1	1
Merger expenses	2,459	3,112	1,838	320	492
Other expenses	2,764	2,695	1,269	1,506	949
Total non-interest expense	20,046	20,831	10,457	8,750	8,731

Income before income taxes	9,585	5,692	3,010	5,482	6,115
Income tax expense	3,029	1,481	426	1,850	1,804
Net income	$6,556	$4,211	$2,584	$3,632	$4,311

Earnings per share:
Basic (1)	$0.43	$0.29	$0.28	$0.40	$0.48
Diluted (1)	0.42	0.29	0.28	0.40	0.47

Weighted average shares outstanding:
Basic (1)	15,393	14,471	9,096	9,064	9,032
Diluted (1)	15,506	14,591	9,215	9,162	9,129

(1) Adjusted for 3-for-2 stock split completed in March 2017

E

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Earning assets
Loans	4.14%	4.00%	3.94%	3.89%	4.03%
Securities and other	3.19	3.01	3.01	3.07	3.37
Total earning assets	3.91%	3.76%	3.65%	3.62%	3.80%

Funding liabilities
Interest bearing deposits	0.56%	0.52%	0.76%	0.78%	0.76%
Borrowings	1.41	1.25	1.05	1.06	0.99
Total interest-bearing liabilities	0.85%	0.76%	0.86%	0.88%	0.85%

Net interest spread	3.06	3.00	2.79	2.74	2.95
Net interest margin	3.16	3.11	2.89	2.84	3.04

F

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(In thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Assets
Total loans (1)	$2,377,141	$2,346,340	$1,119,065	$1,058,253	$1,028,748
Securities and other (2)	761,546	746,653	556,365	551,456	546,917
Total earning assets	3,138,687	3,092,994	1,675,430	1,609,709	1,575,665
Cash and due from banks	87,332	25,556	5,976	5,819	5,400
Allowance for loan losses	(11,292)	(10,584)	(10,336)	(10,095)	(10,036)
Goodwill and other intangible assets	109,108	109,261	5,324	5,347	5,370
Other assets	110,129	122,396	71,807	78,755	75,177
Total assets	$3,433,964	$3,339,623	$1,748,201	$1,689,535	$1,651,576

Liabilities and shareholders' equity
Total interest-bearing deposits	$1,811,226	$1,798,014	$930,983	$897,703	$845,042
Borrowings	941,789	856,328	537,818	514,999	557,593
Total interest-bearing liabilities	2,753,015	2,654,343	1,468,801	1,412,702	1,402,635
Non-interest-bearing demand deposits	320,503	350,497	108,961	103,971	80,119
Other liabilities	13,145	19,334	7,929	7,376	7,147
Total liabilities	3,086,663	3,024,174	1,585,691	1,524,049	1,489,901

Total shareholders' equity	347,301	315,449	162,510	165,486	161,675

Total liabilities and shareholders' equity	$3,433,964	$3,339,623	$1,748,201	$1,689,535	$1,651,576

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

G

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$2,090	$2,354	$2,564	$2,478	$1,900
Commercial installment	270	451	315	276	190
Residential real estate	2,783	3,066	3,419	3,429	3,157
Consumer installment	160	160	198	219	225
Total non-accruing loans	5,303	6,031	6,496	6,402	5,472
Other real estate owned	122	363	90	189	209
Total non-performing assets	$5,425	$6,394	$6,586	$6,591	$5,681

Total non-accruing loans/total loans	0.22%	0.25%	0.58%	0.59%	0.52%
Total non-performing assets/total assets	0.15	0.19	0.38	0.38	0.34

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$10,884	$10,419	$10,103	$9,891	$9,814
Charged-off loans	(214)	(344)	(28)	(120)	(99)
Recoveries on charged-off loans	35	14	119	193	26
Net loans charged-off	(178)	(330)	91	73	(73)
Provision for loan losses	736	795	225	139	150
Balance at end of period	$11,442	$10,884	$10,419	$10,103	$9,891

Allowance for loan losses/total loans	0.48%	0.46%	0.92%	0.93%	0.94%
Allowance for loan losses/non-accruing loans	216	181	160	158	181

NET LOAN CHARGE-OFFS
Commercial real estate	$(6)	$(103)	$5	$(77)	$7
Commercial installment	(138)	(17)	89	156	2
Residential real estate	(13)	(198)	8	(11)	(83)
Consumer installment	(22)	(12)	(11)	5	1
Total, net	$(178)	$(330)	$91	$73	$(73)

Net charge-offs (QTD annualized)/average loans	0.03%	0.06%	(0.03)%	(0.03)%	0.03%
Net charge-offs (YTD annualized)/average loans	0.04	0.06	(0.03)	0.01	0.03

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.55%	0.33%	0.54%	0.15%	0.32%
90+ Days delinquent and still accruing	—	—	—	—	0.01
Total accruing delinquent loans	0.55	0.33	0.54	0.15	0.33
Non-accruing loans	0.22	0.25	0.58	0.59	0.52
Total delinquent and non-accruing loans	0.77%	0.58%	1.12%	0.74%	0.85%

H

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED

		At or for the Quarters Ended
(in thousands)		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Jun 30, 2016
Net income		$6,556	$4,211	$2,584	$3,632	$4,311
Adj: Security Gains		—	—	(9)	(1,354)	(1,699)
Adj: Loss on sale of fixed assets, net		—	95	32	216	—
Adj: Merger and acquisition expense		2,459	3,112	1,838	320	492
Adj: Income taxes (37.57% in 2017, 35.0% in 2016)		(924)	(1,205)	(651)	286	422
Total core income (4)	(A)	$8,091	$6,213	$3,794	$3,100	$3,526

Net-interest income		$23,809	$21,372	$11,657	$10,999	$11,382
Plus: Non-interest income		6,558	5,946	2,035	3,372	3,614
Total Revenue		30,367	27,318	13,692	14,371	14,996
Adj: Net security gains		—	—	(9)	(1,354)	(1,699)
Total core revenue (4)	(B)	$30,367	$27,318	$13,683	$13,017	$13,297

Total non-interest expense		$20,046	$20,831	$10,457	$8,750	$8,731
Less: Merger and acquisition expense		(2,459)	(3,112)	(1,838)	(320)	(492)
Core non-interest expense (4)	(C)	$17,587	$17,719	$8,619	$8,430	$8,239

(in millions, except per share data)
Total average assets	(D)	$3,434	$3,340	$1,748	$1,690	$1,652
Total average shareholders' equity	(E)	347	315	163	165	162
Total average tangible shareholders' equity	(F)	238	206	157	160	156
Total tangible shareholders' equity, period-end (1)	(G)	238	232	151	159	160
Total tangible assets, period-end (1)	(H)	3,394	3,318	1,750	1,713	1,682

Total common shares outstanding, period-end (thousands)	(I)	15,407	15,385	9,116	9,084	9,045
Average diluted shares outstanding (thousands)	(J)	15,506	14,591	9,215	9,162	9,129

Core earnings per share, diluted	(A/J)	$0.52	$0.43	$0.41	$0.34	$0.39
Tangible book value per share, period-end	(G/I)	15.44	15.07	16.61	17.51	17.67
Total tangible shareholders' equity/total tangible assets	(G)/(H)	7.01	6.99	8.65	9.29	9.50

Performance ratios (2)
GAAP return on assets		0.76%	0.50%	0.59%	0.86%	1.04%
Core return on assets (4)	(A/D)	0.94	0.74	0.86	0.70	0.85
GAAP return on equity		7.55	5.34	6.36	8.78	10.67
Core return on equity (4)	(A/E)	9.32	7.88	9.29	7.15	8.72
Core return on tangible equity (3) (4)	(A/F)	13.78	12.24	9.60	7.39	9.03
Efficiency ratio (4)(5)	(C-M)/ (B+N)	0.56	0.63	0.61	0.62	0.60
Net interest margin		3.16	3.11	2.89	2.84	3.04

Supplementary data (in thousands)
Fully taxable equivalent income adjustment	(N)	$813	$754	$519	$511	$526
Intangible amortization	(M)	188	157	1	1	1

I

(1) Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end.
Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due  to rounding.
(3) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 37.57% in 2017 and 35.0% in 2016, by tangible equity.
(4) Non-GAAP financial measure.
(5) Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure to provide important information about its operating efficiency.

J